EXHIBIT 99.1
Vinnolit Issues Statement Regarding PVC Production in Schkopau
Ismaning/Schkopau, 21 September 2020 - Vinnolit GmbH & Co. KG (“Vinnolit”) today issued a statement that it has initiated consultations with the works council at its Schkopau site regarding the closure of the site’s paste polyvinyl chloride (“PVC”) plant. The decision was driven by the plant’s lack of economic viability and long-term competitive sustainability. Vinnolit expects to take an accounting charge of approximately €29 million in the third quarter associated with the closure.
Customers will continue to be supplied from Vinnolit’s larger, backward-integrated sites at Burghausen, Gendorf and Cologne.
Vinnolit greatly appreciates the dedication of its employees at the Schkopau site and regrets that economic conditions have necessitated this action.
Vinnolit, a Westlake Chemical Corporation (“Westlake”) company, is a leading specialty PVC manufacturer.
The statements in this release relating to matters that are not historical facts, such as Vinnolit’s anticipated closure of its paste PVC plant at Schkopau and its expected accounting charge associated with the same, are forward-looking statements. These forward-looking statements could be adversely affected by a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Vinnolit’s expectations may or may not be realized or may be based upon assumptions or judgments that prove to be incorrect. For more detailed information about the factors that could cause actual results to differ materially from the forward-looking statements contained herein, please refer to Westlake’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission (“SEC”) in February 2020, and Westlake’s Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC in May 2020.

Media Relations Contact:
Dr. Oliver Mieden, Head of Environmental Affairs & Corporate Communications
Vinnolit GmbH & Co. KG, Carl-Zeiss-Ring 25, 85737 Ismaning, Germany
Tel.: +49 89 96103-282, E-Mail: oliver.mieden@vinnolit.com

Andrea Walter, Referentin Presse- und Öffentlichkeitsarbeit
Vinnolit GmbH & Co. KG, Carl-Zeiss-Ring 25, 85737 Ismaning, Germany
Tel.: +49 89 96103-240, E-Mail: andrea.walter@vinnolit.com

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Vinnolit
With an annual capacity of 780,000 metric tonnes (1.7 billion lbs) Vinnolit, a Westlake company, is one of the leading PVC producers in Europe and, worldwide, is a market and technical leader in specialty PVC.
National and international activities of the company are managed from Ismaning, near Munich. Production sites are in Burghausen, Gendorf, Knapsack, Cologne and Schkopau. With 1,400 staff, Vinnolit has an annual turnover of more than € 900 million. Managing Directors are Albert Yuan Chao, M. Steven Bender, Roger Kearns and Dr. Karl-Martin Schellerer. The Westlake Group employs around 9,400 staff and had revenues of approximately $8.1 billion (2019).
Vinnolit produces and markets a wide range of PVC products covering all kinds of PVC applications, e.g. in the building & construction sector, in the automobile industry or in the medical sector. Whether the PVC is for flooring, wall covering, window profiles, pipes, rigid film, technical coatings, automotive sealants, cable sheathing or medical applications, Vinnolit is able to offer a suitable solution for all demands.
Additionally, Vinnolit produces and markets intermediates such as caustic soda, vinyl chloride and tin tetrachloride, which are required in the chemical industry as well as in many other sectors.
Vinnolit participates in the worldwide Responsible Care programme of the chemical industry to continuously improve safety, health and environmental protection and supports VinylPlus, the voluntary commitment of the European PVC industry towards sustainable development, as ‘Official Partner’ financially, ideally and through active participation.
www.vinnolit.com

Westlake Chemical Corporation (WLK)
Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. The company's range of products includes: ethylene, polyethylene, styrene, epolene, propylene, chlor-alkali and derivative products, PVC suspension and specialty resins, PVC compounds and PVC building products including siding, pipes, fittings and specialty components, windows, fence, deck and film. For more information, visit the company's Web site at www.westlake.com.

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